UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No.)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2025

AWAYSIS CAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Lakeside Dr, Suite 100, Miramar, Florida 33027

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 795-3311

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed, in September of 2024, the Board of Directors (the “Board”) of Awaysis Capital, Inc. (the “Company”) and holders of a majority of the Company’s outstanding voting securities, approved a reverse split of up to 1-for-20 of the Company’s issued and outstanding shares of Common Stock (the “Reverse Split”) and authorized its Co-CEOs, in their sole discretion, to determine the final ratio and effect the Reverse Split any time before the one year anniversary of the approval date. The Company does not yet have an effective date for the Reverse Split, but has determined and set a split ratio of 1-for-20. On December 31, 2025, the Board and the holders of a majority of the Company’s outstanding voting securities approved an additional extension to effect the Reverse Split prior to March 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2026

AWAYSIS CAPITAL, INC.

	By:	/s/ Andrew Trumbach
	Name:	Andrew Trumbach
	Title:	Co-CEO and CFO